EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(a) AND 15d-14(a)

I, James J. McEntee, III, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Alesco Financial Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2009

By:	/s/ James J. McEntee, III
James J. McEntee, III
Chief Executive Officer and President